UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

24025 Park Sorrento, Suite 410, Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197

(Issuer’s telephone/facsimile numbers, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountants

(a)	Dismissal of Independent Registered Public Accountant

On June 21, 2017, Squar Milner LLP (“Squar Milner”) was dismissed as the independent registered public accounting firm of NetSol Technologies, Inc. (the “Company”). The Audit Committee and Board of Directors of the Company approved Squar Milner’s dismissal.

Squar Milner was engaged on April 12, 2017 to audit the Company’s consolidated financial statements for the fiscal years ended June 30, 2017 and 2016, and to review the Company’s interim financial information for the three and nine-month periods ended March 31, 2017. Whereas Squar Milner reviewed the Company’s interim consolidated financial statements for the periods ended March 31, 2017, it did not issue a written report thereon. Squar Milner completed the review of the unaudited consolidated financial statements referenced in the immediately preceding sentence before the Company filed its Form 10-Q for the period ended March 31, 2017 (“its Form 10-Q Filing”). In addition, the aforementioned audits were initiated but not completed.

From the retention date of Squar Milner through June 27, 2017, (i) there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Squar Milner’s satisfaction, would have caused Squar Milner to make reference to the subject matter of the disagreement in connection with its written reports on the consolidated financial statements of the Company for any of the aforementioned years or interim periods, and (ii) except as described herein there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S−K. As explained in its Form 10-Q Filing, the Company restated its consolidated financial statements for the quarters ended September 30, 2015, December 31, 2015, September 30, 2016 and December 31, 2016 (the “interim financial statements”) and has included such financial statements in its Form 10-Q Filing and concluded that as a result of this restatement it did not have effective internal control over revenue recognition (“Reportable Event”). Squar Milner’s review engagement referenced above included an unaudited review of the adjustments that were necessary to restate the Company’s interim financial statements because those quarters are included in the nine-month period ended March 31, 2017. Squar Milner did not conduct a separate engagement to review the Company’s restated September 30, 2016 or December 31, 2016 consolidated financial statements.

The Company has provided Squar Milner with a copy of the foregoing disclosure and requested that Squar Milner furnish the Company with a letter addressed to the SEC stating whether it agrees with such disclosure. A copy of Squar Milner’s letter is attached hereto as Exhibit 16.1.

(b)	Newly Appointed Independent Registered Public Accountant

On June 27, 2017, the Audit Committee and Board of Directors of the Company approved the appointment of KSP Group, Inc. (“KSP”) to serve as the Company’s independent registered public accounting firm for the quarter and the year ending June 30, 2017. The effective date of KSP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 is June 27, 2017. During the fiscal years ended June 30, 2016 and 2015, and the subsequent interim period through June 27, 2017, neither the Company, nor anyone acting on the Company’s behalf, has consulted with KSP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by KSP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
16.1	Letter from Squar Milner addressed to the US Securities and Exchange Commission dated June 27, 2017.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date:	June 29, 2017	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date:	June 29, 2017	/s/ Roger K. Almond
Chief Financial Officer